Exhibit 99.1

Smart & Final Stores, Inc. Reports Third Quarter 2017 Financial Results

COMMERCE, Calif. (November 15, 2017) – Smart & Final Stores, Inc. (the “Company”) (NYSE:SFS), the value-oriented food and everyday staples retailer, today reported financial results for the fiscal third quarter ended October 8, 2017.

Third Quarter Highlights:

•                  Net sales increase of 4.5% to $1,457.4 million

•                  Comparable store sales increase of 1.5%

•                  Net income of $5.1 million, or $0.07 per diluted share

•                  Adjusted net income of $12.9 million, or $0.17 per diluted share

•                  Adjusted EBITDA of $62.9 million, an increase of 10%

“Our third quarter financial performance demonstrates improving fundamentals despite a challenging industry environment,” said David Hirz, President and Chief Executive Officer. “We are encouraged by our 4.5% increase in net sales and 1.5% growth in comparable store sales, the second consecutive quarter of positive comparable store sales in 2017.  Our stable gross margin rate and low-cost operating model helped to deliver a 10% increase in adjusted EBITDA over the prior year quarter.”

Mr. Hirz continued, “Smart & Final has a long history of business evolution and we’re well positioned to support our customers’ needs today and in the future.  We’ve invested to provide customers with digital ordering and delivery platforms to allow for greater flexibility in shopping from our unique, value-oriented assortment.  Looking forward to 2018, we are planning a disciplined approach to capital investment, with more modest unit growth to realize the benefits of the significant investments made in new stores in the last couple of years.  As a result, we expect that our debt-to-EBITDA leverage ratio will continue to improve.”

In order to aid understanding of the Company’s business performance, it has presented results in conformity with accounting principles generally accepted in the United States (“GAAP”) and has also presented EBITDA, adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share, which are non-GAAP measures that are explained and reconciled to the comparable GAAP measures in the tables included in this release. Where applicable, the results below are first presented on a GAAP basis and then on a non-GAAP adjusted basis.

Fiscal Third Quarter 2017 Financial Results

Net sales were $1,457.4 million in the 16-week quarter ended October 8, 2017, representing a 4.5% increase as compared to $1,394.4 million for the same period of 2016. Net sales growth was driven by a 1.5% increase in comparable store sales and from the net sales contribution of new stores. Comparable store sales growth was comprised of a 1.5% increase in comparable average transaction size and a 0.1% increase in comparable transaction count, including the effect of cannibalization from new stores.

Net sales for Smart & Final banner stores were $1,115.2 million, a 2.9% increase as compared to $1,083.4 million for the same period of 2016. Comparable store sales growth for the Smart & Final banner was 1.0% in the third quarter.

Net sales for Cash & Carry banner stores were $342.1 million, a 10.0% increase as compared to $311.0 million for the same period of 2016. Comparable store sales growth for the Cash & Carry banner was 3.4% in the third quarter.

Gross margin was $213.8 million, a 5.3% increase as compared to $203.0 million in the third quarter of 2016. Gross margin rate was 14.7% as compared to 14.6% for the same period of 2016.

Operating and administrative expenses were $195.3 million, a 6.5% increase as compared to $183.4 million for the same period of 2016. This increase was primarily related to expenses associated with the 15 new stores that opened following the third quarter of 2016 through the end of the third quarter of 2017 and related support costs.

Net income was $5.1 million, including the effect of store development expenses, as compared to $7.0 million for the same period of 2016. Net income per diluted share was $0.07 as compared to $0.09 for the same period of 2016.

Adjusted net income was $12.9 million, as compared to $15.0 million for the same period of 2016. Adjusted net income per diluted share was $0.17 as compared to $0.19 for the same period of 2016.

Adjusted EBITDA was $62.9 million as compared to $57.2 million for the same period of 2016.

Fiscal Year-to-Date Financial Results

In the forty weeks ended October 8, 2017, net sales were $3,502.7 million, an increase of 4.8% as compared to $3,341.2 million for the same period of 2016.  Net sales growth was driven by the net sales contribution of new stores, and a 0.4% increase in comparable store sales.  Comparable store sales growth was comprised of a 0.5% increase in comparable transaction count, partially offset by a 0.1% decrease in comparable average transaction size.

Net sales for Smart & Final banner stores were $2,716.3 million, an increase of 4.3% as compared to $2,604.5 million for the same period of 2016. Year-to-date comparable store sales for the Smart & Final banner increased 0.1%.

Net sales for Cash & Carry banner stores were $786.3 million, a 6.7% increase as compared to $736.7 million for the same period of 2016.  Year-to-date comparable store sales for the Cash & Carry banner increased 1.3%.

Net income was $7.6 million, as compared to $13.2 million for the same period of 2016. Net income per diluted share was $0.10 as compared to $0.17 for the same period of 2016.

Adjusted net income was $22.4 million, as compared to $37.1 million for the same period of 2016. Adjusted net income per diluted share was $0.30 as compared to $0.47 for the same period of 2016.

Adjusted EBITDA was $135.4 million, as compared to $142.9 million for the same period of 2016.

Growth and Development

During the fiscal third quarter of 2017, the Company opened one new Smart & Final Extra! store, and completed two conversions of legacy Smart & Final stores to the Extra! store format, including one store relocation. The Company also opened two new Cash & Carry banner stores during the quarter. As of October 8, 2017, the Company operated a total of 316 stores, including 183 Smart & Final Extra! stores, 70 legacy format Smart & Final stores and 63 Cash & Carry stores.

Operating Stores at Fiscal Quarter End (October 8, 2017)

	Smart & Final Banner Stores
	Extra! format	Legacy format	Total	Cash & Carry Banner Stores	Total Company
End of Fiscal 2016	172	74	246	59	305
New stores	7	-	7	4	11
Relocations, net	2	(2)	-	-	-
Conversions	2	(2)	-	-	-
Store closures	-	-	-	-	-
End of 3rd Quarter 2017	183	70	253	63	316

Leverage and Liquidity

As of October 8, 2017, the Company’s debt, net of debt issuance costs, was $683.1 million and cash and cash equivalents were $60.9 million.

For the forty weeks ended October 8, 2017, the Company generated cash from operations of $128.0 million and invested $117.6 million in capital expenditures, primarily related to the development of Extra! format stores and to improvements of existing assets.

Outlook

The Company is revising certain elements of its previously issued guidance framework for the full year ending December 31, 2017, as noted in the table below.  As a result, the Company is also providing fiscal fourth quarter 2017 guidance.

	Previous Full Year 2017 Guidance	Revised Full Year 2017 Guidance	4th Quarter 2017 Guidance
Comparable store sales growth	1.0% - 1.5%	0.8% - 1.0%	2.50% - 2.75%
Net sales growth	5.5% - 6.0%	5.0% - 5.2%	6.25% - 6.50%
Unit growth (new stores)	15 Smart & Final Extra! 4 Cash & Carry	14 Smart & Final Extra! 4 Cash & Carry	7 new Smart & Final Extra! in quarter
Relocations of existing stores to Extra! format	3 Smart & Final stores	3 Smart & Final stores	1 store relocation in quarter
Expansions or conversions of legacy stores to Extra! format	4 to 5 Smart & Final stores	5 Smart & Final stores	3 store expansions in quarter

Adjusted EBITDA	$185 - $190 million	Approximately $185 million	Approximately $49 million
Adjusted net income	$39 - $41 million	$32.5 to $33.5 million	$10 to $11 million
Adjusted diluted EPS	$0.50 - $0.52	Approximately $0.43	Approximately $0.14
Capital expenditures (stores)	$120 - $130 million	$120 - $130 million	$13 - $23 million
Fully diluted weighted average shares	77 million shares	75 million shares	74 million shares

The above guidance includes certain non-GAAP financial measures (namely adjusted EBITDA, adjusted net income and adjusted net income per diluted share), which exclude certain costs and non-cash costs and provide investors with additional financial measures of the expected operating performance of the Company’s business. The primary factors in reconciling these non-GAAP financial measures to comparable GAAP measures include the following: pre-opening costs associated with new stores of approximately $5 million, non-cash rent related to stores of approximately $6 million, share-based compensation expense of approximately $11 million, and $3 million of severance expense. The other amounts needed to reconcile these non-GAAP financial measures to comparable GAAP measures cannot be quantified and are not available without an unreasonable effort.

Fiscal Third Quarter Conference Call

The Company will host a conference call today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time to discuss its fiscal third quarter 2017 financial results. To participate in the call, please dial (877) 407-0784 (U.S.) or (201) 689-8560 (International) ten minutes prior to the start time. The conference call can also be accessed on the “For Investors” section of the Company’s web site at www.smartandfinal.com.

For those unable to participate during the live broadcast, a telephonic replay of the call will also be available beginning today at approximately 8:00 p.m. Eastern Time, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International) and entering the replay pin number: 13671853. The telephonic replay will be available until 11:59 p.m. Eastern Time, November 29, 2017.

About Smart & Final

Smart & Final Stores, Inc. (NYSE: SFS), is a value-oriented food and everyday staples retailer, headquartered in Commerce (near Los Angeles), California. The Company offers quality products in a variety of sizes, saving household, nonprofit and business customers time and money. As of October 8, 2017, the Company operated 316 grocery and foodservice stores under the “Smart & Final,” “Smart & Final Extra!” and “Cash & Carry Smart Foodservice” banners in California, Oregon, Washington, Arizona, Nevada, Idaho, Montana and Utah, with an additional 15 stores in Northwestern Mexico operated through a joint venture. In business for over 145 years, the Company remains committed to giving back to local communities through employee volunteer opportunities and Company donations to local nonprofits.

Forward-Looking Statements

Certain statements contained in this release that are not historical information contain forward-looking statements. The forward-looking statements involve risks and uncertainties and actual results may differ materially from those projected or implied. Further, certain forward-looking statements are based on assumptions of future events which may not prove to be accurate. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or, in each case, their negative, or other variations or comparable terminology. The Company derives many of its forward-looking statements from its operating budgets and forecasts, which are based upon many detailed assumptions. While the Company believes that its assumptions are reasonable, it is difficult to predict the impact of known factors and, of course, it is impossible to anticipate all factors that could affect actual results. These factors are discussed in the special note concerning “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business” sections and elsewhere in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

You should keep in mind that any forward-looking statement made by the Company herein, or elsewhere, speaks only as of the date on which made. New risks and uncertainties come up from time to time, and it is impossible for the Company to predict these events or how they may affect it. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

INVESTOR CONTACTS:

Laura Bainbridge / Andrew Greenebaum

Addo Investor Relations

O: 310.829.5400

investors@smartandfinal.com

MEDIA CONTACT:

press@smartandfinal.com

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended		Forty Weeks Ended
	October 8, 2017	October 9, 2016	October 8, 2017	October 9, 2016

Net sales	$1,457,353	$1,394,429	$3,502,657	$3,341,163
Cost of sales, buying and occupancy	1,243,490	1,191,400	2,993,413	2,852,569
Gross margin	213,863	203,029	509,244	488,594

Operating and administrative expenses	195,285	183,402	474,021	447,303
Income from operations	18,578	19,627	35,223	41,291

Interest expense, net	11,229	9,977	27,738	24,729
Loss on early extinguishment of debt	-	4,978	-	4,978
Equity in earnings of joint venture	362	502	576	1,230
Income before income taxes	7,711	5,174	8,061	12,814

Income tax (provision) benefit	(2,605)	1,859	(419)	387
Net income	$5,106	$7,033	$7,642	$13,201

Basic earnings per share	$0.07	$0.10	$0.11	$0.18
Diluted earnings per share	$0.07	$0.09	$0.10	$0.17

Weighted average shares outstanding:
Basic	72,446,404	72,601,724	72,437,033	72,956,554
Diluted	74,253,374	77,705,917	75,588,182	78,468,330

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands, Except Share and Per Share Amounts)

	October 8, 2017	January 1, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$60,890	$54,235
Accounts receivable, less allowances of $425 and $434 at October 8, 2017 and January 1, 2017, respectively	33,889	31,809
Inventories	271,327	278,718
Prepaid expenses and other current assets	31,885	48,769
Deferred income taxes	-	22,105
Total current assets	397,991	435,636

Property, plant, and equipment:
Land	10,678	9,106
Buildings and improvements	26,384	17,351
Leasehold improvements	330,341	301,522
Fixtures and equipment	403,967	353,764
Construction in progress	45,817	12,110
	817,187	693,853
Less accumulated depreciation and amortization	318,072	249,251
	499,115	444,602

Capitalized software, net of accumulated amortization of $16,556 and $13,293 at October 8, 2017 and January 1, 2017, respectively	17,875	10,392
Other intangible assets, net	364,148	369,519
Goodwill	611,242	611,242
Equity investment in joint venture	15,055	14,366
Other assets	69,988	66,662
Total assets	$1,975,414	$1,952,419

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$229,470	$225,227
Accrued salaries and wages	35,173	31,933
Accrued expenses	103,486	82,925
Current portion of debt, less debt issuance costs	65,445	62,352
Total current liabilities	433,574	402,437

Long-term debt, less debt issuance costs	617,602	616,588
Deferred income taxes	107,696	129,902
Postretirement and postemployment benefits	112,779	121,409
Other long-term liabilities	145,372	129,834

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value;
Authorized shares – 10,000,000
Issued and outstanding shares – none	–	–
Common stock, $0.001 par value;
Authorized shares – 340,000,000
Issued and outstanding shares - 73,216,516 and 72,930,653 at October 8, 2017 and January 1, 2017, respectively	73	73
Additional paid-in capital	502,617	500,666
Retained earnings	68,396	65,093
Accumulated other comprehensive loss	(12,695)	(13,583)
Total stockholders’ equity	558,391	552,249
Total liabilities and stockholders’ equity	$1,975,414	$1,952,419

Smart & Final Stores, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Forty Weeks Ended
	October 8, 2017	October 9, 2016
Operating activities
Net income	$7,642	$13,201
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	44,526	38,421
Amortization	30,522	26,094
Amortization of debt discount and debt issuance costs	1,485	2,040
Share-based compensation	8,504	7,248
Deferred income taxes	(506)	(608)
Equity in earnings of joint venture	(576)	(1,230)
(Gain) loss on disposal of property, plant, and equipment	(50)	34
Asset impairment	1,430	790
Loss on early extinguishment of debt	–	4,978
Changes in operating assets and liabilities:
Accounts receivable, net	(3,858)	(3,000)
Inventories	7,391	(21,185)
Prepaid expenses and other assets	16,404	(6,469)
Accounts payable	(758)	11,115
Accrued salaries and wages	3,240	1,681
Other accrued liabilities	12,644	12,905
Net cash provided by operating activities	128,040	86,015

Investing activities
Purchases of property, plant, and equipment	(107,078)	(113,195)
Proceeds from disposal of property, plant, and equipment	1,850	443
Assets acquired in Haggen Transaction	–	(2,235)
Investment in capitalized software	(10,505)	(2,752)
Other	(579)	(2,106)
Net cash used in investing activities	(116,312)	(119,845)

Financing activities
Borrowings on bank line of credit
Issuance of bank debt, net of issuance costs
Issuance of common stock in IPO
Issuance of common stock, other
Proceeds from exercise of stock options	3,780	3,477
Payment of minimum withholding taxes on net share settlement of share-based compensation awards	(1,826)	(652)
Fees paid in conjunction with debt financing	(154)	(8,374)
Borrowings on bank line of credit	63,000	70,000
Payments on bank line of credit	(57,000)	(38,000)
Issuance of bank debt, net of issuance costs	–	30,093
Stock repurchases	(12,873)	(27,998)
Net cash (used in) provided by financing activities	(5,073)	28,546

Net increase in cash and cash equivalents	6,655	(5,284)
Cash and cash equivalents at beginning of period	54,235	59,327
Cash and cash equivalents at end of period	$60,890	$54,043

Cash paid during the period for:
Interest	$26,191	$21,766
Income taxes	$1	$8,091

Non-cash investing and financing activities
Software development costs incurred but not paid	$331	$41
Construction in progress costs incurred but not paid	$26,093	$13,695

Smart & Final Stores, Inc. and Subsidiaries

Segment Information

(In Thousands)

	Smart & Final	Cash & Carry	Corporate / Other	Consolidated
Sixteen Weeks Ended October 8, 2017
Net sales	$1,115,234	$342,119	$-	$1,457,353
Cost of sales, distribution and store occupancy	948,476	292,502	2,512	1,243,490
Operating and administrative expenses	145,410	23,972	25,903	195,285
Income (loss) from operations	$21,348	$25,645	$(28,415)	$18,578

Capital expenditures	$38,699	$5,201	$4,201	$48,101

Sixteen Weeks Ended October 9, 2016
Net sales	$1,083,437	$310,992	$-	$1,394,429
Cost of sales, distribution and store occupancy	922,201	266,238	2,961	1,191,400
Operating and administrative expenses	141,010	21,082	21,310	183,402
Income (loss) from operations	$20,226	$23,672	$(24,271)	$19,627

Capital expenditures	$38,345	$3,957	$1,914	$44,216

Forty Weeks Ended October 8, 2017
Net sales	$2,716,337	$786,320	$-	$3,502,657
Cost of sales, distribution and store occupancy	2,311,878	675,007	6,528	2,993,413
Operating and administrative expenses	357,112	57,579	59,330	474,021
Income (loss) from operations	$47,347	$53,734	$(65,858)	$35,223

Capital expenditures	$93,503	$11,575	$12,505	$117,583

Forty Weeks Ended October 9, 2016
Net sales	$2,604,505	$736,658	$-	$3,341,163
Cost of sales, distribution and store occupancy	2,214,012	630,934	7,623	2,852,569
Operating and administrative expenses	344,251	51,132	51,920	447,303
Income (loss) from operations	$46,242	$54,592	$(59,543)	$41,291

Capital expenditures	$105,468	$5,843	$4,636	$115,947

Non-GAAP Financial Measures

To supplement the Company’s financial information presented in accordance with GAAP, the Company uses certain non-GAAP financial measures (namely EBITDA and adjusted EBITDA, adjusted net income, adjusted net income per share, and adjusted net income per diluted share) to evaluate our operating and financial performance and to compare such performance to that of prior periods. We also use these non-GAAP financial measures in making operational and financial decisions and in establishing operational goals. We believe that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, helps investors to (i) evaluate our operating and financial performance and future prospects, (ii) compare financial results across accounting periods, (iii) better understand the long-term performance of our core business and (iv) evaluate trends in our business, all consistent with how management evaluates such performance and movements. The Company defines EBITDA as net income before depreciation and amortization, interest expense and provision for income tax, and adjusted EBITDA as EBITDA adjusted for the items set forth in the table below.  The Company defines adjusted net income as net income adjusted for the items set forth in the table below. The Company defines adjusted net income per share as adjusted net income divided by the weighted average basic shares outstanding. The Company defines adjusted net income per diluted share as adjusted net income divided by the weighted average diluted shares outstanding.

Use of these non-GAAP measures may differ from similar measures reported by other companies. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

The following tables present reconciliations of net income to EBITDA, adjusted EBITDA and adjusted net income, and net income per share to adjusted net income per share and adjusted net income per diluted share, for the sixteen-week and forty-week periods ended October 8, 2017 and October 9, 2016.

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of EBITDA to Adjusted EBITDA

(Unaudited)

(In Thousands)

	Sixteen Weeks Ended October 8, 2017	Sixteen Weeks Ended October 9, 2016	Forty Weeks Ended October 8, 2017	Forty Weeks Ended October 9, 2016
Net income	$5,106	$7,033	$7,642	$13,201
Depreciation and amortization	31,052	27,728	75,049	64,515
Interest expense, net	11,229	9,977	27,738	24,729
Income tax provision (benefit)	2,605	(1,859)	419	(387)
EBITDA	49,992	42,879	110,848	102,058

Adjustments to EBITDA
Net loss from closed stores and exit costs (a)	1,275	2,283	2,556	6,021
Loss from asset dispositions (b)	830	819	1,458	1,004
Share-based compensation expense (c)	4,199	3,830	8,503	7,248
Non-cash rent (d)	1,917	2,889	5,043	6,258
Pre-opening costs (e)	1,346	917	3,519	16,769
Loss on extinguishment of debt (f)	-	4,978	-	4,978
Other items (g)	3,354	(1,401)	3,435	(1,395)
Adjusted EBITDA	$62,913	$57,194	$135,362	$142,941

Smart & Final Stores, Inc. and Subsidiaries

Reconciliation of Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

(In Thousands, Except Share and Per Share Amounts)

	Sixteen Weeks Ended October 8, 2017	Sixteen Weeks Ended October 9, 2016	Forty Weeks Ended October 8, 2017	Forty Weeks Ended October 9, 2016
Net income	$5,106	$7,033	$7,642	$13,201
Income tax provision (benefit)	2,605	(1,859)	419	(387)
Income before income taxes	7,711	5,174	8,061	12,814

Adjustments to net income
Net loss from closed stores and exit costs (a)	1,275	2,283	2,556	6,021
Loss from asset dispositions (b)	830	819	1,458	1,004
Share-based compensation expense (c)	4,199	3,830	8,503	7,248
Non-cash rent (d)	1,917	2,889	5,043	6,258
Pre-opening costs (e)	1,346	917	3,519	16,769
Loss on extinguishment of debt (f)	-	4,978	-	4,978
Other items (g)	3,354	(1,401)	3,435	(1,395)
Adjusted income tax provision	(7,702)	(4,443)	(10,090)	(16,542)
Adjusted net income	$12,930	$15,046	$22,485	$37,155

Adjusted Net Income Per Share

Net income per share - basic	$0.07	$0.10	$0.11	$0.18
Per share impact of net income adjustments	0.11	0.11	0.20	0.33
Adjusted net income per share - basic	$0.18	$0.21	$0.31	$0.51

Net income per share - diluted	$0.07	$0.09	$0.10	$0.17
Per share impact of net income adjustments	0.10	0.10	0.20	0.30
Adjusted net income per share - diluted	$0.17	$0.19	$0.30	$0.47

Weighted average shares - basic	72,446,404	72,601,724	72,437,033	72,956,554
Weighted average shares - diluted	74,253,374	77,705,917	75,588,182	78,468,330

(a)  Represents costs associated with store closure and exit costs.

(b)  Represents non-cash loss associated with asset dispositions and impairment charges.

(c)  Represents expenses associated with the Company’s equity-based incentive award program.

(d)  Represents non-cash component of recognized rent expense.

(e)  Represents new store and relocation opening costs consisting primarily of rent, utilities, distribution, store labor and advertising.

(f)  Represents loss on the early extinguishment of debt in the sixteen and forty weeks ended October 9, 2016 in connection with amendments to the Company’s Term Loan Facility.

(g)  Represents (i) severance costs in the sixteen and forty weeks ended October 8, 2017 and the sixteen and forty weeks ended October 9, 2016, and (ii) death benefit income from a Company-owned life insurance policy in the sixteen and forty weeks ended October 9, 2016.